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                                  EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


As independent certified public accountants, we hereby consent to the use in the Prospectus constituting part of this Registration Statement on form S-1 of our report dated September 24, 1998, relating to the financial statements of Professional Veterinary Products, Ltd. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                   Marvin E. Jewell & Co., P.C.